Central Federal Corporation
CFBank
Annual Shareholders Meeting
Thursday, May 16, 2013

CFBANK

AGENDA

- What we said we would do
- What we have done
- What we are doing
- Financial highlights
- Q&A

What we said we would do

- Restored CFBank and Central Federal Corporation (CFC) to a position of capital strength
  - ✓Raised $22.5 million
  - ✓$13.5 million into bank, remainder (less deal expenses) into holding company
  - ✓Repaid in full the TARP obligation resulting in $5 million net gain to shareholder's equity

What we said we would do

- Improve core earnings
  - ✓Added $40 million of net loans during the past two quarters
  - ✓Increasing Net Interest Income trend during the past two quarters
  - ✓Reducing funding costs by allowing high cost CD's to runoff

What we said we would do

- Improve Credit Quality
  - ✓ Decreased Nonperforming Assets by 30%
  - ✓ Reduced Criticized Assets by 15%

Note: Percentage reduction is for the period from September 30, 2012 to March 31, 2013

What we said we would do

- Implemented prudent expense controls
  - ✓Right sized the organization
  - ✓Reduced payroll and operating costs
  - ✓Renegotiated accounting and legal expenses
  - ✓Decreased collection expenses by nearly two-thirds

What we are doing

- Implemented results oriented culture while establishing performance goals for all areas of bank
- Repositioning into a full service business bank
- Hiring experienced talent: three business bankers, Residential Lending Sales Manager, two loan originators
- Introducing new products and services: equipment leasing, merchant processing, SBA lending
- Expanding Corporate Treasury Management products and services

Financial Highlights

John Helmsdoerfer, CFO & EVP

Financial Highlights

- Keys to Success and Earnings Improvements
  - ✓Quality loan growth
  - ✓Optimize balance sheet mix
  - ✓Effectively leveraging capital
  - ✓Asset quality – continued improvements
  - ✓Expense control and efficiency improvements
  - ✓Balancing risk and returns
  - ✓Our trajectory … "Onward & Upward!!"

Loan Growth/Earning Asset Mix


Growing loans and improving earning asset mix
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
-
GROWTH
Q3-12
Q4-12
Q1-13
Loans (net)
Cash/Investments

Driving Earnings Through Quality Loan Growth

Loan Balances (as of)


(In Millions)
$122.9
$153.0
$166.8
Q3-2012
Q4-2012
Q1-2013
Loans (net)

Interest Income (Total)


(000's omitted)
$1,601
$1,710
Q4-2012
Q1-2013
Interest Income (total)

Capital Strength



Core Capital Ratios
USING CAPITAL – Growing Loans
Core Capital Ratio Required
LOSING CAPITAL – Shrinking Assets
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Q2-12
Q3-12
Q4-12
Q1-13
Core Capital Ratio
Core Capital Ratio Required

Improved Asset Quality

Reduction in Nonperforming and Criticized Assets


16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
Q3-12
Q4-12
Q1-13
Criticized Assets
Nonperforming Assets

Improving Earnings While Mitigating Risk

Nonperforming Assets



(In Millions)
$7.9
$6.4
$5.6
Q3-2012
Q4-2012
Q1-2013
Nonperforming Assets (NPA's)

ALLL Coverage



68.6%
82.4%
102.1%
Q3-2012
Q4-2012
Q1-2013
ALLL as % of NPA's

Expense Control & Efficiency

Significant reduction in average quarterly expense run rate for the quarterly periods "before and including" and "after" the capital raise



3,000
2,500
2,000
1,500
1,000
500
-
Before capital raise
After capital raise
Q1-12
Q2-12
Q3-12
Q4-12
Q1-13
Noninterest Expense
Ave Exp/Per Quarter/"Before Capital Raise"
Ave Exp/Per Quarter/"After Capital Raise"

Striking the balance of…

RETURNS - Increasing

Improved core earnings

Loan growth

Optimizing balance sheet mix

RISK - Mitigating

Remediating regulatory findings

Continued internal control enhancements

Incorporated risk management into planning process

Enhanced credit processes and reporting

Our trajectory …

ONWARD & UPWARD!!

Improved earnings

Increased capital strength

Earnings asset growth

Acting on opportunities

… EXCEPT FOR

Reduced expenses

Reduced nonperforming /criticized assets